1

                                                       Exhibit 10.19

                              LOAN AGREEMENT



            LOAN AGREEMENT dated as of November 12, 1993 between Orion Home Entertainment Corporation, a Delaware corporation (hereinafter referred to as "Orion") and MetProductions, Inc., a Delaware corporation (hereinafter referred to as "MetProductions").


                           W I T N E S S E T H:

            WHEREAS, Orion and Castle Communications PLC ("Castle") have entered into that certain Agreement (the "Acquisition Agreement") dated as of June 4, 1993 with respect to the distribution of five children's classical music programs in home video and disc in the United States and Canada (the "Licensed Programs"), which is attached hereto as Exhibit A. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Acquisition Agreement.

            WHEREAS, in connection with the license and distribution of the Licensed Programs, Orion has requested and MetProductions has agreed to lend to Orion the Advance (as defined in the Acquisition Agreement) in the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00).

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


1.          THE LOAN.

            1.1 Loan. Subject to the terms and conditions set forth herein, upon the execution hereof, MetProductions shall loan to Orion the principal sum of up to Five Hundred Thousand and 00/100 ($500,000.00) Dollars (the "Loan"). Such Loan shall be made in several payments as directed by Orion in accordance with the Acquisition Agreement.

            1.2 Note. The Loan shall be evidenced by a promissory note of Orion in the principal amount of Five Hundred Thousand and 00/100
($500,000.00) Dollars and in the form attached hereto as Exhibit B. Each payment made by MetProductions pursuant to section 1.1 hereof shall be reflected in Exhibit 1 to the Promissory Note.

            1.3 Payments Generally. All payments of principal and interest, or any other amount payable hereunder, shall be made to MetProductions at its address set forth under its name on the signature page hereof in immediately available funds by wire transfer in accordance with the instructions set forth on the signature page hereto. Upon payment in full of the Loan hereunder, MetProductions will surrender to Orion such Note duly marked cancelled and terminate any security interest. Orion may prepay, in whole or in part, without premium or penalty the principal amount of the Loan and any accrued interest on the Loan at any time

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                                                                2

notwithstanding the accounting terms set forth in Section 1.5.3 below.

            1.4 Interest. Orion will pay interest on the principal amount of the Loan from the date of such loan until the Loan is paid in full hereunder, at a rate per annum equal to Ten Percent (10%). Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

            1.5 Repayment of Loan. The Loan and all accrued interest thereon shall be payable first from the Gross Proceeds of the Licensed Programs to which Orion is entitled pursuant to the terms of the Acquisition Agreement, less any distribution expenses incurred by Orion in connection with distributing the Film (e.g. residuals, duplication costs, marketing costs, shipping costs). Orion shall remit to MetProductions all Gross Proceeds to which Orion is entitled pursuant to the terms of the Acquisition Agreement (less the costs and expenses set forth in the preceding sentence) until the full amount of the Loan and all accrued interest thereunder been repaid in accordance with the terms of this Loan Agreement.


2.          SECURITY.

            2.1 Security. As security for the punctual payment in full of the Loan and all accrued interest thereon, and other amounts payable hereunder or any other agreement or by operation of law or otherwise, relating to the transactions described herein, Orion hereby grants to MetProductions a first priority lien on and security interest in all of Orion's right, title and interest in the Acquisition Agreement but only to the extent necessary to secure MetProductions' right to receive payments under this Agreement
(the "Collateral"). The security interest hereby created shall attach immediately on the execution of this Agreement by MetProductions and Orion. Concurrently with the execution of this Agreement (or within a reasonable time thereafter), the parties hereto shall execute and file the Mortgage of Copyright and Security Agreement (the "Security Agreement") attached hereto as Exhibit C and any UCC Financing Statement(s) required to perfect the security interest created by this Agreement and the Security Agreement.


3.          EVENTS OF DEFAULT.

            3.1   Each of the following shall constitute an Event of Default:

                  (a) the failure of Orion to pay MetProductions in accordance with Section 1.5 hereof within three (3) business days after notice from MetProductions that such amount is due.

                  (b) the filing by Orion of a voluntary petition for relief under any federal or state bankruptcy or insolvency law, or the commencement by Orion of any other voluntary proceeding or other action, proceeding or other action in bankruptcy, or the filing of any involuntary petition against Orion under any federal or state bankruptcy law.

            3.2 If any Event of Default shall occur, MetProductions may, at its sole option and without notice, declare the entire principal amount loaned to Orion in accordance with this Agreement and the Note to be due and payable in accordance with the terms and conditions of this Agreement and the Note.

            3.3 If any Event of Default shall occur, MetProductions shall be entitled to exercise all of the rights, powers and remedies permitted by law, including without limitation, all rights and remedies of a secured party of a debtor in default under the Uniform Commercial Code in effect in the State of New York for the protection and enforcement of its rights in respect of the Collateral.


4.          REPRESENTATIONS AND WARRANTIES OF ORION.

            Orion hereby represents and warrants to MetProductions that:

            4.1 Orion has the right to enter into this Agreement and to grant and assign to MetProductions the interest in the Licensed Programs herein granted.

            4.2 The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of Orion and do not and will not contravene or conflict with any corporate or fiduciary obligation Orion has to its shareholders, including but not limited to, the terms or provisions of Orion Pictures Corporation's By-Laws or Orion Pictures Corporation's Restated Certificate of Incorporation. This Agreement constitutes the legally valid and binding obligations of Orion and is enforceable against Orion in accordance with its terms.

            4.3 The execution, delivery and performance of this Agreement will not result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, undertaking or other instrument to which Orion is a party or by which it may be bound or affected.

            4.4 To the best of Orion's knowledge and except as disclosed in Orion Pictures Corporation's Annual Report on Form 10-K for the fiscal year ended February 28, 1992, and those quarterly reports on From 10-Q filed up to and including the date hereof, there is no action, suit or proceeding pending or threatened against or affecting Orion, Orion Pictures
Corporation or the Licensed Programs subject to this Agreement which, if adversely determined, would materially affect Orion's ability to perform this Agreement.

            4.5 Orion agrees to use its reasonable commercial efforts, consistent with good business practices, in distributing and exploiting and causing the distribution and/or exploitation of the Licensed Programs as herein provided.

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                                                                4

            4.6 Orion agrees to provide MetProductions with statements of the distribution costs and expenses in connection with its distribution of the Licensed Programs on a reasonable basis.

            4.7 Orion agrees to maintain records pertaining to the license and distribution of the Licensed Programs. MetProductions shall have the right upon reasonable notice to Orion to inspect such records until repayment of the Note in full.


5.          ACKNOWLEDGMENT OF METPRODUCTIONS.

            5.1 MetProductions acknowledges and agrees that Orion makes no representation, warranty, guarantee or agreement as to the amount of the Gross Proceeds of the Licensed Programs which may be derived from the distribution, exhibition or other exploitation thereof, nor does Orion guarantee the performance by any distributor, sub-distributor, sub-licensee and/or agent of the Licensed Programs.


            5.2 Orion shall have the right to select distributors, sub-distributors, sub-licensees, and/or agents upon such terms and conditions as Orion may determine, consistent with its past business practices and with the customs and practices of the home video industry in general, in connection with the distribution, exhibition or other exploitation of the Licensed Programs.


6.          INDEMNIFICATION.

            6.1 Orion agrees, at its own expense, to defend, indemnify and hold MetProductions, its affiliates, its assignees and licensees, harmless from and against any and all loss, damage, liability and expense (including without limitation, reasonable attorneys' fees and costs) which may be suffered or incurred by MetProductions, its assignees or licensees, as the result of (i) any material breach or default of any of the representations, warranties, covenants or agreements made by Orion hereunder, (ii) any material breach or default of any agreement whatsoever entered into by Orion in connection with the Licensed Programs or (iii) any claim arising out of, or related to, the production, distribution, or other exploitation of the Licensed Programs.


7.          MISCELLANEOUS

            7.1 This Agreement shall be construed in accordance with and interpreted under the laws of the State of New York governing agreements which are wholly executed and performed therein.

            7.2 Wherever provision is made in this Agreement for the giving of any notice, such notice shall be in writing and shall be deemed to have been duly given if mailed by first class United States mail, postage prepaid, addressed to the party entitled to receive the same or delivered

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                                                                5

personally to such party at the address specified below or by facsimile (receipt confirmed) to such party:

                  If to MetProductions to:

                       c/o Metromedia Company
                       One Meadowlands Plaza
                       East Rutherford, New Jersey 07073
                       Attention:  General Counsel
                       Telecopy No.:  (201) 804-6685

                  If to Orion:

                       c/o Orion Pictures Corporation
                       1888 Century Park East
                       Los Angeles, California 90067
                       Attention:  General Counsel
                       Telecopy No.:  (310) 282-9902

or to such other address as either party hereto shall have last designated by notice to the other party. Notice shall be deemed to have been given three days following the date on which such notice was so mailed or on the date such notice was delivered personally or by facsimile.

            7.3 This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            7.4 Each party shall execute and deliver to the other party from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such other and further acts and things as the requesting party may reasonably request in order further to evidence or carry out the intent of this Agreement.

            7.5 This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreement, oral or written, between the parties, with respect to the subject matter hereof.

            7.6 If any inconsistencies between the terms and conditions of this Agreement and the Acquisition Agreement, the terms and conditions of the Acquisition Agreement shall govern.

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                                                                6

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          MetProductions, Inc.



                                          By: /s/ Arnold L. Wadler
                                                Arnold L. Wadler,
                                                Senior Vice President


                                          Orion Home Entertainment Corporation



                                          By: /s/ Leonard H. White
                                                Leonard H. White, President

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                                                                7


                                Exhibit B

                             PROMISSORY NOTE

$500,000.00                                               New York, New York
                                                          November 12, 1993


            FOR VALUE RECEIVED, Orion Home Entertainment Corporation, a Delaware corporation ("Borrower"), promises to pay to the order of MetProductions, Inc. ("Lender") or its assigns, up to the principal sum of $500,000.00 in accordance with the terms of the Loan Agreement between Borrower and Lender of even date herewith (the "Loan Agreement"); together with accrued interest on the unpaid principal balance from the date herewith at the annual rate of Ten (10%) percent. All payments of principal and interest shall be made at Lender's offices located at One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137, Attention:
Accounting Department, or at such other address provided to Borrower, in writing, from time to time by the holder of this Note.

            All capitalized terms used herein and not otherwise defined shall have the meanings assignment thereto in the Loan Agreement.

            If any Event of Default specified in the Loan Agreement shall occur, then the holder of this Note can declare the entire unpaid principal amount of this Note, together with interest accrued thereon, to be immediately due and payable and such holder will have all of the rights and remedies set forth in the Loan Agreement.

            Borrower hereby waives presentment, demand for payment, notice of default, dishonor or nonpayment, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

            This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

            IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the 12th day of November, 1993.

ATTEST:                                  Orion Home Entertainment
                                         Corporation, a Delaware corporation



____________________________                  By:______________________________
                                                    Leonard H. White, President
Secretary

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                                                                8

                                Exhibit C

                           SECURITY AGREEMENT



            THIS SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of November 12, 1993 between Orion Home Entertainment Corporation, a Delaware corporation, (the "Debtor") with offices located at 1888 Century Park East, Los Angeles, California 90067 and MetProductions, Inc., a Delaware corporation (the "Secured Party") with offices of c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, New Jersey 07073.


                             R E C I T A L S:

            WHEREAS, pursuant to that certain Agreement dated June 4, 1993 between Debtor and Castle Communications, PLC ("Castle") (such agreement as it may be amended, modified, supplemented, replaced, renewed or superseded from time to time, is herein referred to as the "Acquisition Agreement") Debtor acquired the right to distribute Licensed Video Devices (as defined in the Acquisition Agreement) (the "Videogram rights") in and to five (5) children's classical music programs entitled PETER AND THE WOLF, THE NUTCRACKER, THE TOY SYMPHONY, SWAN LAKE and SLEEPING BEAUTY (the "Licensed Programs").

            WHEREAS, the Debtor and Secured Party have entered into that certain Loan Agreement of even date herewith (the "Loan Agreement"). Pursuant to the Loan Agreement, Secured Party has agreed to loan (the "Loan") to Debtor the Advance (as defined in the Acquisition Agreement) in connection with Debtor's distribution of the Licensed Programs. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement and the Acquisition Agreement.

            In consideration of the premises and mutual covenants herein contained and for other good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to enter into the Loan Agreement, the parties hereto hereby agree as follows:

1.          GRANT OF SECURITY INTEREST.

            (a) Grant. Debtor hereby mortgages, hypothecates, grants and assigns to Secured Party as security for the Secured Obligations and Rights (as such term is defined in subparagraph 1(b) below) a continuing first priority security interest in and to all of Debtor's right, title, and interest of every kind and nature in and to (but none of Debtor's obligations with respect to) all of the items listed in subparagraph 1(c) below, which items are hereinafter collectively referred to as the "Collateral". Notwithstanding anything to the contrary contained herein, except for the security interest granted hereby and pursuant to the Copyright Mortgages and Assignments referred to in subparagraph 1(f) below

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                                                                9

and the Secured Party's rights and remedies with respect to such security interests, this Security Agreement is not intended to and does not grant to Secured Party any greater exploitation rights in the Licensed Programs than granted to Debtor by Castle pursuant to the Acquisition Agreement.

            (b) Purpose of Grant. The security interest in the Collateral granted to the Secured Party pursuant hereto and pursuant to the Copyright Mortgages and Assignments is being granted to secure the Secured
Obligations and Rights. The term "Secured Obligations and Rights" shall mean and include (i) the full and timely payment and performance by Debtor when due of all of Debtor's agreements, representations, warranties and covenants, hereunder and under the Loan Agreement (collectively, the "Debtor Obligations"), and (ii) the continuing right of the Secured Party in accordance with all of the terms of the Loan Agreement to exercise all of the rights of the Secured Party under the Loan Agreement (collectively, the "Secured Party's Rights") including, without limitation, the rights of the Secured Party to (i) exploit the Videogram rights in the Licensed Programs pursuant to the terms of the Acquisition Agreement, (ii) recoup all sums paid or advanced by Debtor to Castle in connection with the Licensed Programs, including, without limitation, the Advance, to the extent and as provided for in the Acquisition Agreement, (iii) receive, retain and own all Gross Proceeds or other sums derived from or in connection with the exploitation of the Videogram rights in and to the Licensed Programs subject to the terms and conditions of the Acquisition Agreement, (iv) exercise the Secured Party's right of access to and use of all Physical Properties (as herein defined), and (v) enjoy the full exercise and quiet enjoyment of all rights in connection with the Licensed Programs provided for in the Acquisition Agreement.

            (c) Collateral. The term "Collateral", as used herein shall mean all (except as otherwise provided in subparagraphs (iv) through (vii) below where the Secured Party's security interest in the applicable items of Collateral is a non-exclusive interest in Debtor's interest in the applicable items of Collateral) of Debtor's right, title and interest of every kind and nature in and to the following items, whether now owned or in existence or hereafter made, acquired or created and all product and proceeds thereof:

                  (i) All of the Debtor's rights under the Acquisition Agreement including without limitation all Videogram rights in the Licensed Programs granted pursuant to the Acquisition Agreement;

                  (ii) All proceeds and product of the rights (including without limitation all Videogram rights in the Licensed Programs) granted to Debtor under the Acquisition Agreement, including without limitation, all accounts, contract rights, chattel paper, documents, general intangibles and instruments (as defined under the California Uniform Commercial Code) and all money and claims for money (whether or not such claims to money have been earned by performance) derived from or arising out of such rights;

                  (iii) All of Debtor's rights to receive any sums of money under or in connection with the Acquisition Agreement;

                  (iv) The nonexclusive right to all common law and statutory domestic and foreign copyrights, rights and interests in copyrights and renewals and extensions of copyrights, in or relating to the Licensed Programs (collectively, the "Copyrights"), to the extent that the Copyrights pertain to and are necessary for the Secured Party's exploitation of the Videogram rights granted to Debtor in the Acquisition Agreement; provided, that to the extent applicable law recognizes the divisibility of copyright and the Debtor's interests in the Videogram rights in and to the Licensed Programs are recognized as divisible parts of the copyrights of the Licensed Programs, then in such instances the Secured Party's interest in such divisible parts of the copyrights of the Licensed Programs relating solely to the Videogram rights shall be an exclusive security interest;

                  (v) The non-exclusive right to all tangible personal property and physical properties of every kind or nature whatsoever of or directly relating to the Licensed Programs (including without limitation all exposed film, developed film, positives, negatives, prints, answer prints, trailers, soundtracks, music and effects tracks, video masters, video and audio recordings, copies of all (1) continuity lists, (2) dialogue lists, (3) spotting lists, (4) synchronization licenses, (5) composers agreements, (6) contracts relating to the acquisition and production of the Licensed Programs, (7) cast lists, (8) still photographs and artwork, (9) press books, (10) story synopses, (11) credit requirements lists, (12) posters, (13) advertising and (14) publicity materials) and all versions thereof (including without limitation all French- and Spanish-language versions) and all of Debtor's rights of access to the foregoing (collectively, the "Physical Properties");

                  (vi) The nonexclusive right to all literary, dramatic, musical and other material created for the Licensed Programs or upon which the Licensed Programs are based or to be based, in whole or in part, or which are used in connection with the Licensed Programs (including without limitation the screenplays and the underlying materials upon which the screenplays are based) and all common law and statutory domestic and foreign copyrights, and rights and interests in copyrights and renewals and extensions of copyrights, in and to said literary, dramatic, musical and other written material (the "Literary Properties");

                  (vii) The nonexclusive right to all general intangibles and contract rights in or relating to all agreements and understandings (whether or not evidenced in writing) with third parties relating to the creation, production and acquisition of the Licensed Programs, including without limitation all agreements and understandings with third parties producing the Licensed Programs or furnishing services and/or rights relating to the development, production, completion, delivery and/or acquisition of the Licensed Programs or to any of the Physical Properties, Literary Properties or Copyrights, including, without limitation, all agreements and understandings relating to Debtor's acquisition of the Licensed Programs from third parties.

            Notwithstanding the foregoing, Secured Party's security interest in the Collateral described in subparagraphs (iii) through (vii) above (the "Secondary Collateral") is a nonexclusive (except as provided for in subparagraph (iv)) security interest and is limited to Debtor's right, title and interest in and to such Collateral solely to the extent necessary to assure the delivery of the Licensed Programs to Secured Party and Secured Party's full and complete exercise of the Secured Party's Rights subject to the terms and conditions of the Acquisition Agreement.

            (d) Rights of Secured Party. With respect to the security interests hereby granted to Secured Party and granted to the Secured Party pursuant to the Copyright Mortgages and Assignments, Secured Party and any of its successors or assignees shall at all times be entitled to exercise in respect of the Collateral all of the rights, remedies, powers and privileges available to a secured party under all applicable laws, including without limitation, the United States Copyright Act, the New York Uniform Commercial Code in effect at the time which shall be applicable for the purpose of establishing the relative rights of Secured Party and of Debtor, and to those procedures to be followed thereunder in the event this subparagraph 1(d) shall become operative, including the right to sell the Collateral or any portion thereof, and, in addition thereto, to the rights and remedies provided for herein and under the Loan Agreement and to such other rights and remedies as may be provided by law or in equity.

            (e) Exercise of Rights. Secured Party shall not exercise any of its rights hereunder in any manner that would interfere with the production, completion, delivery or exploitation of the Licensed Programs
(so long as the exploitation of the Licensed Programs does not violate the Secured Party's rights). Subject to the immediately preceding sentence, Secured Party or any of its successors or assignees shall be entitled to exercise any or all of the rights granted hereunder with respect to the Collateral in the event Debtor (or any person or entity acting on Debtor's behalf or in its place and stead) (i) rejects or attempts to reject or wrongfully terminates or wrongfully disaffirms the Acquisition Agreement, the Loan Agreement or this Security Agreement or (ii) breaches or defaults, in any respect that would substantially prevent, hinder, impair, infringe or delay Secured Party's enjoyment of the Secured Party's Rights, in the payment or performance of any of the Secured Obligations and Rights and fails to remedy such breach or default within 30 days after receipt of written notice thereof from Secured Party if such breach or default is capable of being cured within such time period. If the Debtor shall breach any of its material obligations under the Loan Agreement, the Acquisition Agreement or this Security Agreement, the Secured Party, after giving notice of its intention to do so, may take any reasonable action which it may deem necessary for the maintenance, preservation, and protection of any of the Collateral or its security interest therein.

            (f) Further Documents. Debtor hereby agrees to execute and deliver to Secured Party all such financing statements or similar documentation for all jurisdictions designated by Secured Party (collectively, the "Financing Statements"), one or more Copyright Mortgages and Assignments in form and substance reasonably satisfactory to Secured Party, and such other documents, agreements or instruments as Secured Party shall reasonably request and are reasonably required to better perfect, protect, evidence, renew and/or continue the security interest in the Collateral granted hereunder and/or to effectuate the purposes and intents of this Security Agreement (collectively, the "Security Documents"), to file, register and/or record the same under (i) the Uniform Commercial Code, and all other similar applicable laws of the States of California and New York and under the laws of any other jurisdiction where such filing, registration and/or recordation may reasonably be required by Secured Party, and (ii) the United States Copyright Act. If after the occurrence and during the continuance of any of the events specified in the second sentence of subparagraph 1(e) hereof Debtor fails to execute and deliver to Secured Party any of the Financing Statements, the Copyright Mortgages and Assignments, or any other Security Documents on request of Secured Party, Debtor hereby appoints Secured Party its irrevocable attorney-in-fact to sign any such document for Debtor, and agrees that such appointment constitutes a power coupled with an interest and is irrevocable throughout the Term of the Acquisition Agreement, the Loan Agreement and this Security Agreement; provided, however, that Secured Party shall be liable to Debtor and Debtor's successors, licensees and assigns for any damages resulting from inaccuracy or failure to conform to this Agreement in any Financing Statement, Copyright Mortgage and Assignment or other Security Document so signed by Secured Party as Debtor's attorney-in-fact. Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any part thereof shall be sufficient as a financing statement where permitted by law.

            (g) Term of Security Interest. The security interest created hereunder and under the Copyright Mortgages and Assignments shall commence as of the date of this Security Agreement and shall terminate upon the expiration of the Term of Secured Party's rights under the Loan Agreement, at which time Secured Party, on Debtor's request and without further consideration, shall execute and deliver to Debtor termination statements releasing and terminating the Financing Statements, the Copyright Mortgages and Assignments, and the other Security Documents, all without recourse upon or warranty by Secured Party and with filing thereof at the sole cost and expense of Debtor.

            (h) Priority of Security Interest. The security interest by Secured Party in and to the Collateral shall be a first priority security interest.

            (i) Continuing Security Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) be

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                                                                13

binding upon the Debtor, its successors and assigns and (b) inure to the benefit of the Secured Party and its successors, transferees and assigns.

2.          DEBTOR'S WARRANTIES AND REPRESENTATIONS AND AGREEMENTS.

            Debtor confirms, warrants and represents to Secured Party as follows, which such confirmations, representations and warranties shall be deemed to be continuing until the termination of the Secured Party's security interest hereunder: (a) Debtor has the right to enter into this Security Agreement and execute and deliver to Secured Party the Financing Statements, the Copyright Mortgage and Assignment, and the other Security Documents, and (b) Debtor has not and will not grant or permit to exist on all or any portion of the Collateral any lien, security interest or encumbrance (other than the security interest granted by Debtor to Secured Party hereunder), which does or may in any way conflict or interfere with or have priority over the security interest herein granted by Debtor to Secured Party; provided however that in no event may Debtor grant or permit to exist on all or any portion of the Collateral described in subparagraphs 1(c)(i) through (iii) any lien, encumbrance or security interest, and (c) no agreements, understandings or other arrangements have been or will be made or entered into by Debtor which do or may in any way conflict or interfere with the full, complete and unfettered exercise by Secured Party of the Secured Party's Rights or any other rights granted by Debtor to Secured Party in this Security Agreement or any of the other Security Documents or in the Loan Agreement. Debtor will not sell, offer to sell, hypothecate or otherwise dispose of any Collateral (including proceeds) subject hereto, or any part thereof or interest therein, except subject to the security interest granted to Secured Party hereunder.

3. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" hereunder.

          (a) failure of Debtor to perform its obligations under the Loan Agreement;

          (b) any material default by Debtor under the Loan Agreement or the Acquisition Agreement;

          (c)   any person shall levy on, seize, or attach the Collateral;

          (d) any person, including without limitation, Debtor interferes with Secured Party's quiet enjoyment of Secured Party's rights as a secured party hereunder;

          (e)   bankruptcy.

4. GOVERNING LAW. This Security Agreement and the other Security Documents shall be governed by the laws of the State of New York applicable to agreements wholly executed and performed therein, and without giving effect to the principles of conflict or choice of laws thereof.

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                                                                14

5. ANY LEGAL ACTION. All of the parties hereto (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a State or Federal court in the City of New York, State of New York, (b) waive any objection which they may have now or hereafter to the County of New York as the venue of any such suit, action or proceeding, and (c) irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, or any court of the State of New York located in the City of New York in any such suit, action or proceeding and any summons, order to show cause, writ, judgment, decree, or other process with respect to any such suit, action or proceeding may be delivered to Debtor personally outside the State of New York, and when so delivered, Debtor shall be subject to the jurisdiction of such court, and amenable to the process so delivered as though the same had been served within the State of New York, but outside the county in which such suit, action or proceeding is pending.

6. NOTICES. All notices or other documents which any party shall be required or shall desire to give to the other hereunder shall be given in the manner provided for in the Loan Agreement.

7. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            By signing in the spaces provided below, the parties hereto have agreed to all of the terms and conditions of this Security Agreement.


                                         DEBTOR:

                                         Orion Home Entertainment Corporation



                                         By:______________________________
                                               Leonard H. White, President


                                         SECURED PARTY:

                                         MetProductions, Inc.



                                         By:______________________________
                                               Arnold L. Wadler,
                                               Senior Vice President

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                                                                15



State of California                )
                                   .SS:
County of Los Angeles              )



            On ___________, 1993, before me, a Notary Public and in and for said State, personally appeared Leonard H. White personally known to me or provided on the basis of satisfactory evidence to be the person who executed the within instrument as the President of Orion Home Entertainment Corporation, and acknowledged to me that such corporation executed the within instrument to its powers to do so.



                                          _________________________________
                                          Notary Public